Press Release
TechnipFMC Announces Fourth Quarter 2020 Results

Full year 2020
•Cash flow from operations of $657 million; free cash flow of $365 million
•All segments achieved financial guidance
•Total Company inbound orders of $10.1 billion; Subsea orders of $4 billion
•Resilient backlog of $21.4 billion; Subsea backlog of $6.9 billion

Fourth quarter 2020
•U.S. GAAP diluted loss per share was $0.09
•Includes total after-tax charges, net of credits, of $0.14 per diluted share
•Adjusted diluted earnings per share, excluding charges and credits, was $0.05
•Includes expense resulting from increased liability to joint venture partners of $0.12 per diluted share

LONDON, PARIS, HOUSTON, February 24, 2021 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported fourth quarter 2020 results.
Summary Financial Statements - Fourth Quarter 2020
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions, except per share amounts)	December 31, 2020	December 31, 2019	Change
Revenue	$3,426.1	$3,726.8	(8.1%)
Net income (loss)	$(39.3)	$(2,414.0)	n/m
Diluted earnings (loss) per share	$(0.09)	$(5.40)	n/m

Adjusted EBITDA	$300.8	$404.4	(25.6%)
Adjusted EBITDA margin	8.8%	10.9%	(210 bps)
Adjusted net income	$23.4	$15.1	55.0%
Adjusted diluted earnings per share	$0.05	$0.03	66.7%

Inbound orders	$4,204.5	$2,718.4	54.7%
Backlog	$21,388.2	$24,251.1	(11.8%)

Total Company revenue in the fourth quarter was $3,426.1 million. Net loss attributable to TechnipFMC plc was $39.3 million, or $0.09 per diluted share. These results included after-tax charges and credits totaling $62.7 million of expense, or $0.14 per diluted share. Adjusted net income was $23.4 million, or $0.05 per diluted share.

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Adjusted results for the current period included all direct COVID-19 expenses and operational impacts related to the pandemic. Direct COVID-19 expenses were excluded from adjusted results in previous quarters in 2020.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $300.8 million and included a foreign exchange loss of $2.6 million; adjusted EBITDA margin was 8.8 percent (Exhibit 10).
Full Year 2020 Results
Summary Financial Statements - Full Year 2020
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Twelve Months Ended (In millions, except per share amounts)	December 31, 2020	December 31, 2019	Change
Revenue	$13,050.6	$13,409.1	(2.7%)
Net income (loss)	$(3,287.6)	$(2,415.2)	n/m
Diluted earnings (loss) per share	$(7.33)	$(5.39)	n/m

Adjusted EBITDA	$1,083.3	$1,529.4	(29.2%)
Adjusted EBITDA margin	8.3%	11.4%	(310 bps)
Adjusted net income	$89.3	$330.5	(73.0%)
Adjusted diluted earnings per share	$0.20	$0.74	(73.0%)

Inbound orders	$10,065.5	$22,693.0	(55.6%)
Backlog	$21,388.2	$24,251.1	(11.8%)

Total Company revenue for the full year was $13,050.6 million. Net loss attributable to TechnipFMC plc was $3,287.6 million, or $7.33 per diluted share. These results included after-tax charges and credits totaling $3,376.9 million of expense, or $7.53 per diluted share. Adjusted net income was $89.3 million, or $0.20 per diluted share.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $1,083.3 million and included a foreign exchange loss of $28.8 million; adjusted EBITDA margin was 8.3 percent (Exhibit 11).

Separation update
Throughout 2020, we continued our work to separate TechnipFMC into two industry-leading, pure-play companies, with the transaction now completed through the partial spin-off of Technip Energies on February 16, 2021.
TechnipFMC shareholders received, as a dividend, one share of Technip Energies N.V. common stock for every five shares of TechnipFMC common stock held at the close of business on the record date. Technip Energies is now an independent public company. Its ordinary shares are traded under the ticker symbol “TE” on the Euronext Paris Exchange and its Level 1 American Depositary Receipts (ADRs) trade over-the-counter in the U.S.

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Doug Pferdehirt, Chairman and CEO of TechnipFMC, stated, “Our success has always been the result of the tireless efforts and unwavering commitment of the women and men of TechnipFMC. Their accomplishments in 2020 were nothing short of exceptional given the hardship and difficulties that occurred across the globe.”
“Our efforts to address COVID-19 challenges have been recognized by our clients. Working together, we found solutions that helped mitigate many of the obstacles we faced and allowed projects to move forward safely. This collaboration allowed us to protect our backlog and remain focused on project execution, enabling us to deliver strong performance and achieve our financial guidance across all segments.”
Pferdehirt added, “Throughout 2020, we delivered several notable achievements with regard to our business transformation. We progressed on our plan to separate into two independent, industry-leading pure-play companies, completing the transaction on February 16 of this year. We achieved targeted cost savings of more than $350 million well ahead of schedule. We provided a comprehensive overview of our ESG efforts, including new initiatives to be realized through 2023 and a commitment to deliver a 50 percent reduction in Scope 1 and 2 equivalent emissions by 2030. And as part of our efforts to drive sustainable change, we introduced key elements of our digital transformation, including Subsea Studio™ and iComplete™, which will improve project economics, enhance performance and reduce emissions.”
Pferdehirt continued, “In Surface Technologies, we expect growth in international activity to drive full-year segment revenue higher in 2021. While we anticipate revenue in North America to be flat to down modestly, we expect strong customer adoption of our iComplete™ ecosystem to drive growth in our completions revenue. We remain levered to the more resilient international markets where we expect to source approximately 65 percent of our full year revenue.”
“In Subsea, our outlook reflects renewed operator confidence given the improved economic outlook, lower market volatility and higher oil price. For the current year, we anticipate Brazil will be the most active region of the world for new project orders, with growth also coming from the North Sea, Asia Pacific and Africa. We remain very confident that inbound orders for 2021 will exceed the $4 billion achieved in 2020. We are also experiencing a high level of front end activity, which should support a more sustainable deepwater recovery and our expectation for continued order growth in 2022.”
Pferdehirt added, “TechnipFMC is well-positioned for the Energy Transition, with significant offshore opportunities in Subsea including novel wind, wave energy, carbon storage and green hydrogen. Deep Purple™ is one such initiative, where we are leveraging our core capabilities: iEPCI™, proprietary technologies and partner alliances. Additionally, we see future opportunities driven by our investments in early phase projects and solutions that accelerate the role of our technologies in the Energy Transition as we continue to redefine offshore energy.”
Pferdehirt concluded, “We are excited to have embarked on our independent journey as a leading technology provider to both the traditional and new energy industries. We are well-positioned to benefit from the improved market outlook and remain focused on progressing our business transformation and ESG commitments to help our customers meet the world’s demand for energy.”

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Operational and Financial Highlights - Fourth Quarter 2020

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	December 31, 2020	December 31, 2019	Change
Revenue	$1,338.0	$1,486.8	(10.0%)
Operating profit (loss)	$(9.5)	$(1,512.7)	n/m
Adjusted EBITDA	$116.5	$185.0	(37.0%)
Adjusted EBITDA margin	8.7%	12.4%	(370 bps)

Inbound orders	$712.1	$1,172.3	(39.3%)
Backlog	$6,876.0	$8,479.8	(18.9%)

Subsea reported fourth quarter revenue of $1,338 million, a decrease of 10 percent from the prior year primarily driven by lower project activity in Norway and Brazil. The revenue decrease was partially offset by increased activity in the United States, Africa and Asia Pacific. Subsea services revenue was largely unchanged from the prior year quarter.
Subsea reported an operating loss of $9.5 million that included impairment, restructuring and other charges totaling $44.7 million. Operating results in the period were negatively impacted by the lower activity and COVID-19. Segment results in the prior year included net charges totaling $1,622.7 million, comprised largely of non-cash impairment charges.
Adjusted EBITDA was $116.5 million, with a margin of 8.7 percent. Adjusted EBITDA for the current period included all direct COVID-19 expenses (previously excluded from adjusted results) and operational impacts related to the pandemic.

Fourth Quarter Subsea Highlights
•Eni Merakes iEPCI™ (Indonesia)
Successful completion of installation campaign.
•Energean Karish iEPCI™ (Israel)
Completion of 90 kilometer hydrotest of sales pipeline and tie-in spool scope.
•Total Mozambique LNG (Mozambique)
Completion of first subsea trees.
•Eni Coral South project (Mozambique)
Moving to the offshore execution phase with mobilization of personnel in country.

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Subsea inbound orders were $712.1 million for the quarter, resulting in a book-to-bill of 0.5. The following award was announced in the period:

•Equinor Breidablikk (Norway)
Significant* engineering, procurement, construction and installation contract by Equinor for the Breidablikk Pipelay, including option for the subsea installation scope located in the area close to the Grane Field, North Sea. The Breidablikk project is a tie-back to the existing Grane platform. TechnipFMC’s scope includes provision of flexible jumpers and rigid pipelines as well as pipeline installation work.
*A “significant” award ranges between $75 million and $250 million; this inbound order was included in the Company’s first half financial results.

Subsequent to the period, the following awards were announced and will be included in first quarter 2021 results:

•Energean North El Amriya and North Idku iEPCI™ Project (Egypt)
Significant* integrated engineering, procurement, construction and installation (iEPCI™) contract from NIpetco and PetroAmriya, two Joint Ventures between Energean and Egyptian Natural Gas Holding Company (EGAS) and Egyptian General Petroleum Corporation (EGPC) for a subsea tieback located offshore Egypt on the North El Amriya and North Idku concession. TechnipFMC will design, manufacture, deliver and install subsea equipment including the subsea production system, subsea trees, production manifolds, umbilicals, flexible pipelines, jumpers and associated subsea and topside controls.
*A “significant” award ranges between $75 million and $250 million.

•PETRONAS Carigali Limbayong Deepwater Development Project (Malaysia)
Substantial* front-end engineering design, and integrated engineering, procurement, construction, installation and commissioning of subsea production system, umbilicals, risers and flowlines (iEPCI™) contract from PETRONAS Carigali, a subsidiary of PETRONAS for the Limbayong Deepwater Development Project. This contract covers the development of 10 deepwater wells and their tieback to the Limbayong Floating Production Storage and Offloading (FPSO) unit in Malaysia. TechnipFMC will design, manufacture, deliver and install subsea equipment including subsea trees, manifolds, umbilicals, flexible risers, flowlines, jumpers and other associated subsea hardware for the project. The iEPCI™ contract combines our integrated subsea solution with our Subsea 2.0™ products, demonstrating the added value of our unique and complete integrated offering.
*A “substantial” award ranges between $250 million and $500 million.

•Energean Karish North iEPCI™ Development Project (Israel)
Letter of award (LOA) by Energean Israel Limited for the development of the Karish North field, located offshore Israel. TechnipFMC will design, manufacture, deliver and install subsea equipment including the subsea production system, rigid flowlines and umbilicals as a tieback to the ‘Energean Power’ FPSO as well as the second gas export riser.

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Subsea Estimated Backlog Scheduling as of December 31, 2020 (In millions)	Consolidated backlog[1,2]	Non-consolidated backlog[3]
2021	$3,585	$131
2022	$2,217	$137
2023 and beyond	$1,074	$372
Total	$6,876	$640
[1] Backlog in the period was increased by a foreign exchange impact of $280.4 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

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Technip Energies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	December 31, 2020	December 31, 2019	Change
Revenue	$1,825.8	$1,832.4	(0.4%)
Operating profit	$171.6	$245.3	(30.0%)
Adjusted EBITDA	$194.0	$259.7	(25.3%)
Adjusted EBITDA margin	10.6%	14.2%	(360 bps)

Inbound orders	$3,192.1	$1,114.5	186.4%
Backlog	$14,098.7	$15,298.1	(7.8%)

Technip Energies reported fourth quarter revenue of $1,825.8 million, largely unchanged versus the prior-year quarter. Revenue benefited from the continued ramp-up of Arctic LNG 2 and higher activity on projects in Africa and Asia Pacific, which nearly offset the decline in revenue from Yamal LNG and lower activity on projects in the Middle East and North America.
Technip Energies reported operating profit of $171.6 million that included restructuring, impairment and other charges totaling $14.8 million. Operating profit decreased 30 percent versus the prior-year quarter primarily due to a reduced contribution from Yamal LNG. Operating results continued to reflect strong project execution despite the challenging environment.

Adjusted EBITDA was $194 million, with a margin of 10.6 percent. Adjusted EBITDA for the current period included all direct COVID-19 expenses (previously excluded from adjusted results) and operational impacts related to the pandemic.

Fourth Quarter Technip Energies Highlights
•Arctic LNG 2 project (Russian Federation)
Overall construction progress reached 30 percent by year-end.
•Neste Singapore expansion project (Singapore)
Multiple heavy lifts performed, including a 700-ton reactor.
~~•~~Eni Coral South FLNG (Mozambique)
Final topside modules installed on the hull in South Korea ahead of schedule.
•Bapco Modernization program (Bahrain)
Series of heavy lift operations successfully completed, including units for water desalination, heavy crude conversion and catalyst reactors.

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~~•~~ExxonMobil Beaumont Refinery (United States)
The five crude and hydrotreater furnace modules safely arrived in country.
~~•~~Motor Oil Hellas Refinery (Greece)
Start of construction of the new naptha complex at the Corinth refinery.

Technip Energies inbound orders were $3,192.1 million for the quarter, resulting in a book-to-bill of 1.7. The following awards were included in the period:

•Sempra LNG, IEnova and Total Energía Costa Azul LNG Facility (Mexico)
Received a Notice to Proceed for a major* engineering, procurement, and construction (EPC) contract by Sempra LNG, Infraestructura Energética Nova, S.A.B. de C.V. (IEnova), and Total at their Energía Costa Azul LNG facility in Baja California, Mexico. The project will add a natural gas liquefaction facility with nameplate capacity of 3.25 million tons per annum (Mtpa) to the existing regasification terminal using a compact and high efficiency mid-scale LNG design. TechnipFMC has been involved in this project since 2017, including the delivery of the FEED.
*A “major” award is over $1 billion.
•Assiut National Oil Processing Company Hydrocracking Complex (Egypt)
Major* EPC contract with Assiut National Oil Processing Company for the construction of a new Hydrocracking Complex for the Assiut refinery in Egypt. The EPC contract covers new process units such as a Vacuum Distillation Unit, a Diesel Hydrocracking Unit, a Delayed Coker Unit, a Distillate Hydrotreating Unit as well as a Hydrogen Production Facility Unit using TechnipFMC’s proprietary steam reforming technology.
*A “major” award is over $1 billion.

Subsequent to the period, the following award was announced:

•Qatar Petroleum North Field East Project (Qatar)
Major* engineering, procurement, construction and commissioning contract to CTJV, a joint venture between Chiyoda Corporation and Technip Energies, by Qatar Petroleum for the onshore facilities of the North Field East Project. Award will cover the delivery of 4 mega trains, each with a capacity of 8 Mtpa of Liquefied Natural Gas (“LNG”), and associated utility facilities. It will include a large CO2 Carbon Capture and Sequestration facility, leading to more than 25% reduction of Green House Gas emissions when compared to similar LNG facilities.
*A “major” award is over $1 billion.

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Technip Energies Estimated Backlog Scheduling as of December 31, 2020 (In millions)	Consolidated backlog[1]	Non-consolidated backlog[2]
2021	$7,016	$864
2022	$4,082	$639
2023 and beyond	$3,001	$387
Total	$14,099	$1,890
[1] Backlog in the period was increased by a foreign exchange impact of $673.3 million.
[2] Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	December 31, 2020	December 31, 2019	Change
Revenue	$262.3	$407.6	(35.6%)
Operating profit (loss)	$15.1	$(698.2)	n/m
Adjusted EBITDA	$30.9	$55.9	(44.7%)
Adjusted EBITDA margin	11.8%	13.7%	(190 bps)

Inbound orders	$300.3	$431.6	(30.4%)
Backlog	$413.5	$473.2	(12.6%)

Surface Technologies reported fourth quarter revenue of $262.3 million, a decrease of 35.6 percent from the prior-year quarter. The decline was primarily driven by the sharp reduction in operator activity in North America while international revenue declined more modestly. Sequentially, revenue increased 16.2 percent, driven by an expanded services offering and strong international backlog conversion as well as increased drilling and completion activity in the United States.
Surface Technologies reported operating profit of $15.1 million. Operating profit decreased primarily due to lower activity in North America, partially offset by cost reduction actions. Sequentially, operating profit significantly improved driven by higher global activity and the benefit of cost reduction.
Adjusted EBITDA was $30.9 million, with a margin of 11.8 percent, and included a positive contribution from North America for both the quarter and full year. Adjusted EBITDA for the current period included all direct COVID-19 expenses (previously excluded from adjusted results) and operational impacts related to the pandemic.
Inbound orders for the quarter were $300.3 million, a decrease of 30.4 percent versus the prior-year quarter primarily due to the significant reduction in North America activity. Sequentially, inbound orders improved 44.8 percent, with international orders reaching the highest level of 2020. Backlog ended the period at $413.5 million. Given the short-cycle nature of the business, orders are generally converted into revenue within twelve months.

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Fourth Quarter Surface Technologies Highlights
•iComplete™ (United States)
Four full-scale iComplete™ ecosystem tender wins in three basins.
•BPX Energy and BPX Energy/Devon Energy joint venture (United States)
Multi-year supply contract for wellheads and trees in Eagle Ford basin.
•AkerBP HOD B field re-development project (Norway)
Contracted to supply wellheads, tree systems and controls.

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Corporate and Other Items

Corporate expense in the quarter was $58.5 million. Excluding charges and credits totaling $13.1 million of expense, corporate expense was $45.4 million.
Foreign exchange losses in the quarter were $2.6 million.
Net interest expense was $54.5 million in the quarter, which included an increase in the liability payable to joint venture partners of $53.8 million.
The Company recorded a tax provision in the quarter of $75.5 million.
Total depreciation and amortization for the quarter was $111.7 million.
Cash flow from operations in the quarter was $554.8 million and $656.9 million for the full year.
Capital expenditures in the quarter were $41 million and $291.8 million for the full year.
Free cash flow was $513.8 million in the quarter and $365.1 million for the full year (Exhibit 13).
The Company ended the period with cash and cash equivalents of $4,807.8 million; net cash was $853.9 million.

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2021 Full-Year Financial Guidance1

The Company’s full-year guidance for 2021 can be found in the table below.
All segment guidance assumes no further material degradation from COVID-19-related impacts.
Guidance is based on continuing operations and thus excludes the impact of Technip Energies, which will be reported as discontinued operations.

2021 Guidance

Subsea	Surface Technologies
Revenue in a range of $5.0 - 5.4 billion	Revenue in a range of $1,050 - 1,250 million

EBITDA margin in a range of 10 - 11% (excluding charges and credits)	EBITDA margin in a range of 8 - 11% (excluding charges and credits)

TechnipFMC
Corporate expense, net $105 -115 million
(includes depreciation and amortization of ~$15 million)

Net interest expense $130 - 135 million

Tax provision, as reported $110 - 120 million
(includes separation-related tax items of ~$40 million)

Capital expenditures approximately $250 million

Free cash flow $50 - 150 million
(includes separation-related tax items of ~$40 million and costs of ~$30 million)

1 Our guidance measures adjusted EBITDA margin, corporate expense, net, net interest expense and free cash flow are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

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Teleconference

The Company will host a teleconference on Thursday, February 25, 2021 to discuss the fourth quarter 2020 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.TechnipFMC.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energies industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 20,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:
•risks associated with disease outbreaks and other public health issues, including the coronavirus disease 2019 (“COVID-19”), their impact on the global economy and the business of our company, customers, suppliers and other partners, changes in, and the administration of, treaties, laws, and regulations, including in response to such issues and the potential for such issues to exacerbate other risks we face, including those related to the factors listed or referenced below;
•unanticipated changes relating to competitive factors in our industry;
•demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;
•our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;
•potential liabilities arising out of the installation or use of our products;
•cost overruns related to our fixed price contracts or capital asset construction projects that may affect revenues;
•our ability to timely deliver our backlog and its effect on our future sales, profitability, and our relationships with our customers;

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•our reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;
•our ability to hire and retain key personnel;
•piracy risks for our maritime employees and assets;
•the potential impacts of seasonal and weather conditions;
•the cumulative loss of major contracts or alliances;
•U.S. and international laws and regulations, including existing or future environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;
•disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;
•risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;
•the United Kingdom’s withdrawal from the European Union;
•risks associated with being an English public limited company, including the need for “distributable profits,” shareholder approval of certain capital structure decisions, and the risk that we may not be able to pay dividends or repurchase shares in accordance with our announced capital allocation plan;
•compliance with covenants under our debt instruments and conditions in the credit markets;
•downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;
•the outcome of uninsured claims and litigation against us;
•the risks of currency exchange rate fluctuations associated with our international operations;
•risks related to our acquisition and divestiture activities;
•failure of our information technology infrastructure or any significant breach of security, including related to cyber attacks, and actual or perceived failure to comply with data security and privacy obligations;
•risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations to which they are subject; and
•such other risk factors as set forth in our filings with the U.S. Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

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Contacts

Investor relations

Matt Seinsheimer
Vice President Investor Relations
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Senior Manager Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Nicola Cameron Vice President Communications Tel: +44 383 742 297 Email: Nicola Cameron Brooke Robertson Public Relations Director Tel: +1 281 591 4108 Email: Brooke Robertson

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenue	$3,426.1	$3,726.8	$13,050.6	$13,409.1
Costs and expenses	3,343.2	5,816.0	15,936.2	14,935.8
	82.9	(2,089.2)	(2,885.6)	(1,526.7)

Other (expense) income, net	33.2	(55.3)	94.1	(157.8)

Income (loss) before net interest expense and income taxes	116.1	(2,144.5)	(2,791.5)	(1,684.5)
Net interest expense	(54.5)	(106.0)	(293.0)	(451.3)

Income (loss) before income taxes	61.6	(2,250.5)	(3,084.5)	(2,135.8)
Provision for income taxes	75.5	179.8	153.4	276.3

Net income (loss)	(13.9)	(2,430.3)	(3,237.9)	(2,412.1)
Net income attributable to non-controlling interests	(25.4)	16.3	(49.7)	(3.1)

Net loss attributable to TechnipFMC plc	$(39.3)	$(2,414.0)	$(3,287.6)	$(2,415.2)

Income (loss) per share attributable to TechnipFMC plc:
Basic	$(0.09)	$(5.40)	$(7.33)	$(5.39)
Diluted	$(0.09)	$(5.40)	$(7.33)	$(5.39)

Weighted average shares outstanding:
Basic	449.4	447.1	448.7	448.0
Diluted	449.4	447.1	448.7	448.0

Cash dividends declared per share	$—	$0.13	$0.13	$0.52

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue

Subsea	$1,338.0	$1,486.8	$5,471.4	$5,523.0
Technip Energies	1,825.8	1,832.4	6,520.0	6,268.8
Surface Technologies	262.3	407.6	1,059.2	1,617.3
	$3,426.1	$3,726.8	$13,050.6	$13,409.1

Income (loss) before income taxes

Segment operating profit (loss)
Subsea	$(9.5)	$(1,512.7)	$(2,815.5)	$(1,447.7)
Technip Energies	171.6	245.3	683.6	959.6
Surface Technologies	15.1	(698.2)	(429.3)	(656.1)
Total segment operating profit (loss)	177.2	(1,965.6)	(2,561.2)	(1,144.2)

Corporate items
Corporate expense (1)	(58.5)	(116.8)	(201.5)	(393.4)
Net interest expense	(54.5)	(106.0)	(293.0)	(451.3)
Foreign exchange gains (losses)	(2.6)	(62.1)	(28.8)	(146.9)
Total corporate items	(115.6)	(284.9)	(523.3)	(991.6)

Income (loss) before income taxes (2)	$61.6	$(2,250.5)	$(3,084.5)	$(2,135.8)

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

TechnipFMC.com	Page 19 of 30

Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended		Year Ended
Inbound Orders (1)	December 31,		December 31,
	2020	2019	2020	2019

Subsea	$712.1	$1,172.3	$4,003.0	$7,992.6
Technip Energies	3,192.1	1,114.5	5,001.3	13,080.5
Surface Technologies	300.3	431.6	1,061.2	1,619.9
Total inbound orders	$4,204.5	$2,718.4	$10,065.5	$22,693.0

Order Backlog (2)	December 31,
	2020	2019

Subsea	$6,876.0	$8,479.8
Technip Energies	14,098.7	15,298.1
Surface Technologies	413.5	473.2
Total order backlog	$21,388.2	$24,251.1

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TechnipFMC.com	Page 20 of 30

Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	December 31, 2020	December 31, 2019

Cash and cash equivalents	$4,807.8	$5,190.2
Trade receivables, net	2,289.8	2,287.1
Contract assets	1,267.6	1,520.0
Inventories, net	1,268.5	1,416.0
Other current assets	1,811.0	1,473.1
Total current assets	11,444.7	11,886.4

Property, plant and equipment, net	2,861.8	3,162.0
Goodwill	2,512.5	5,598.3
Intangible assets, net	981.1	1,086.6
Other assets	1,847.5	1,785.5
Total assets	$19,647.6	$23,518.8

Short-term debt and current portion of long-term debt	$636.2	$495.4
Accounts payable, trade	2,740.3	2,659.8
Contract liabilities	4,736.1	4,585.1
Other current liabilities	2,280.0	2,398.1
Total current liabilities	10,392.6	10,138.4

Long-term debt, less current portion	3,317.7	3,980.0
Other liabilities	1,679.3	1,671.2
Redeemable non-controlling interest	43.7	41.1
TechnipFMC plc stockholders’ equity	4,154.2	7,659.3
Non-controlling interests	60.1	28.8
Total liabilities and equity	$19,647.6	$23,518.8

TechnipFMC.com	Page 21 of 30

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Year Ended
	December 31,
	2020	2019
Cash provided (required) by operating activities
Net loss	$(3,237.9)	$(2,412.1)
Adjustments to reconcile net income to cash provided (required) by operating activities
Depreciation	323.5	383.5
Amortization	123.7	126.1
Impairments	3,287.4	2,484.1
Employee benefit plan and share-based compensation costs	47.5	63.3
Deferred income tax benefit, net	(6.7)	(75.4)
Unrealized loss (gain) on derivative instruments and foreign exchange	(41.2)	32.5
Income from equity affiliates, net of dividends received	(58.1)	(58.8)
Other	195.5	364.4
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	348.1	(39.7)
Inventories, net	82.8	(169.6)
Accounts payable, trade	18.4	26.1
Contract liabilities	(75.2)	520.1
Income taxes payable (receivable), net	(52.8)	12.7
Other current assets and liabilities, net	(267.3)	(431.8)
Other noncurrent assets and liabilities, net	(30.8)	23.1
Cash provided by operating activities	656.9	848.5

Cash provided (required) by investing activities
Capital expenditures	(291.8)	(454.4)
Payment to acquire debt securities	(3.9)	(71.6)
Proceeds from sale of debt securities	51.5	18.9
Acquisition of equity securities	(17.9)	—
Acquisitions, net of cash acquired	—	16.0
Cash received (divested) from divestiture	8.8	(2.1)
Proceeds from sale of assets	46.0	7.8
Proceeds from repayment of advance to joint venture	26.7	62.0
Other	—	3.6
Cash required by investing activities	(180.6)	(419.8)

Cash required by financing activities
Net decrease in short-term debt	(24.4)	(49.6)
Net increase (decrease) in commercial paper	(554.5)	57.3
Proceeds from issuance of long-term debt	223.2	96.2
Repayments of long-term debt	(423.9)	—
Purchase of ordinary shares	—	(92.7)
Dividends paid	(59.2)	(232.8)
Payments related to taxes withheld on share-based compensation	(7.4)	—
Settlements of mandatorily redeemable financial liability	(224.2)	(562.8)
Other	(11.8)	—
Cash required by financing activities	(1,082.2)	(784.4)
Effect of changes in foreign exchange rates on cash and cash equivalents	223.5	5.9
Decrease in cash and cash equivalents	(382.4)	(349.8)
Cash and cash equivalents, beginning of period	5,190.2	5,540.0
Cash and cash equivalents, end of period	$4,807.8	$5,190.2

TechnipFMC.com	Page 22 of 30

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CASH AND CASH EQUIVALENTS
(In billions, unaudited)

December 31,
2020
Held by joint ventures	$3.1
Operating cash and cash equivalents	1.7
Total cash and cash equivalents	$4.8

TechnipFMC.com	Page 23 of 30

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA FOR YAMAL LNG JOINT VENTURE
(In millions, unaudited)

Prior to the spin-off of Technip Energies, we controlled the voting control interests in the legal Technip Energies contract entities which own and account for the design, engineering, and construction of the Yamal LNG plant. Our partners have a 50% joint interest in these entities. Below is summarized financial information for the consolidated Yamal LNG joint venture as reflected at 100% in our consolidated financial statements.

December 31,
2020
Contract liabilities	$847.7
Mandatorily redeemable financial liability	$246.6

	Three Months Ended	Year Ended
	December 31,	December 31,
	2020	2020
Cash used by operating activities	$8.8	$(59.3)
Settlements of mandatorily redeemable financial liability	$(88.9)	$(224.2)

TechnipFMC.com	Page 24 of 30

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2020 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2019 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	December 31, 2020
	Net income attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(39.3)	$25.4	$75.5	$54.5	$116.1	$111.7	$227.8

Charges and (credits):
Impairment and other charges	31.6	—	2.8	—	34.4	—	34.4
Restructuring and other charges	18.3	—	7.9	—	26.2	—	26.2
Separation costs	16.1	—	(3.7)	—	12.4	—	12.4
Valuation allowance	(3.3)	—	3.3	—	—	—	—
Adjusted financial measures	$23.4	$25.4	$85.8	$54.5	$189.1	$111.7	$300.8

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(0.09)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.05

	Three Months Ended
	December 31, 2019
	Net loss attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision (benefit) for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(2,414.0)	$(16.3)	$179.8	$106.0	$(2,144.5)	$131.1	$(2,013.4)

Charges and (credits):
Impairment and other charges	2,268.6	—	88.0	—	2,356.6	—	2,356.6
Restructuring and other charges	(1.1)	—	(0.4)	—	(1.5)	—	(1.5)
Separation costs	47.1	—	15.6	—	62.7	—	62.7
Purchase price accounting adjustment	6.5	—	2.0	—	8.5	(8.5)	—
Valuation allowance	108.0	—	(108.0)	—	—	—	—
Adjusted financial measures	$15.1	$(16.3)	$177.0	$106.0	$281.8	$122.6	$404.4

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(5.40)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.03

TechnipFMC.com	Page 25 of 30

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2020 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2019 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Year Ended
	December 31, 2020
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision (benefit) for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(3,287.6)	$49.7	$153.4	$293.0	$(2,791.5)	$447.2	$(2,344.3)

Charges and (credits):
Impairment and other charges	3,271.0	—	16.4	—	3,287.4	—	3,287.4
Restructuring and other charges	96.1	—	16.0	—	112.1	—	112.1
Direct COVID-19 expenses	83.7	—	18.1	—	101.8	—	101.8
Litigation settlement	(113.2)	—	—	—	(113.2)	—	(113.2)
Separation costs	36.3	—	3.2	—	39.5	—	39.5
Purchase price accounting adjustment	6.5	—	2.0	—	8.5	(8.5)	—
Valuation allowance	(3.5)	—	3.5	—	—	—	—
Adjusted financial measures	$89.3	$49.7	$212.6	$293.0	$644.6	$438.7	$1,083.3

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(7.33)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.20

	Year Ended
	December 31, 2019
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision (benefit) for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(2,415.2)	$3.1	$276.3	$451.3	$(1,684.5)	$509.6	$(1,174.9)

Charges and (credits):
Impairment and other charges	2,364.2	—	119.9	—	2,484.1	—	2,484.1
Restructuring and other charges	27.7	—	9.3	—	37.0	—	37.0
Business combinations transaction and integration costs	23.1	—	8.1	—	31.2	—	31.2
Separation costs	54.2	—	17.9	—	72.1	—	72.1
Reorganization	17.2	—	8.1	—	25.3	—	25.3
Legal provision, net	46.3	—	8.3	—	54.6	—	54.6
Purchase price accounting adjustment	26.0	—	8.0	—	34.0	(34.0)	—
Valuation allowance	187.0	—	(187.0)	—	—	—	—
Adjusted financial measures	$330.5	$3.1	$268.9	$451.3	$1,053.8	$475.6	$1,529.4

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(5.39)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.74

TechnipFMC.com	Page 26 of 30

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2020
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,338.0	$1,825.8	$262.3	$—	$—	$3,426.1

Operating profit (loss), as reported (pre-tax)	$(9.5)	$171.6	$15.1	$(58.5)	$(2.6)	$116.1

Charges and (credits):
Impairment and other charges	27.9	4.6	1.2	0.7	—	34.4
Restructuring and other charges	16.8	10.2	(0.8)	—	—	26.2
Separation costs	—	—	—	12.4	—	12.4
Subtotal	44.7	14.8	0.4	13.1	—	73.0

Adjusted Operating profit (loss)	35.2	186.4	15.5	(45.4)	(2.6)	189.1

Adjusted Depreciation and amortization	81.3	7.6	15.4	7.4	—	111.7

Adjusted EBITDA	$116.5	$194.0	$30.9	$(38.0)	$(2.6)	$300.8

Operating profit margin, as reported	-0.7%	9.4%	5.8%			3.4%

Adjusted Operating profit margin	2.6%	10.2%	5.9%			5.5%

Adjusted EBITDA margin	8.7%	10.6%	11.8%			8.8%

	Three Months Ended
	December 31, 2019
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,486.8	$1,832.4	$407.6	$—	$—	$3,726.8

Operating profit (loss), as reported (pre-tax)	$(1,512.7)	$245.3	$(698.2)	$(116.8)	$(62.1)	$(2,144.5)

Charges and (credits):
Impairment and other charges	1,671.7	—	684.9	—	—	2,356.6
Restructuring and other charges	(57.5)	5.9	37.0	13.1	—	(1.5)
Separation costs	—	—	—	62.7	—	62.7
Purchase price accounting adjustments	8.5	—	—	—	—	8.5
Subtotal	1,622.7	5.9	721.9	75.8	—	2,426.3

Adjusted Operating profit (loss)	110.0	251.2	23.7	(41.0)	(62.1)	281.8

Adjusted Depreciation and amortization	75.0	8.5	32.2	6.9	—	122.6

Adjusted EBITDA	$185.0	$259.7	$55.9	$(34.1)	$(62.1)	$404.4

Operating profit margin, as reported	-101.7%	13.4%	-171.3%			-57.5%

Adjusted Operating profit margin	7.4%	13.7%	5.8%			7.6%

Adjusted EBITDA margin	12.4%	14.2%	13.7%			10.9%

TechnipFMC.com	Page 27 of 30

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2020
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$5,471.4	$6,520.0	$1,059.2	$—	$—	$13,050.6

Operating profit (loss), as reported (pre-tax)	$(2,815.5)	$683.6	$(429.3)	$(201.5)	$(28.8)	$(2,791.5)

Charges and (credits):
Impairment and other charges	2,854.5	10.3	419.3	3.3	—	3,287.4
Restructuring and other charges*	52.9	39.3	13.2	6.7	—	112.1
Direct COVID-19 expenses	50.1	44.0	7.7	—	—	101.8
Litigation settlement	—	(113.2)	—	—	—	(113.2)
Separation costs	—	—	—	39.5	—	39.5
Purchase price accounting adjustments	8.5	—	—	—	—	8.5
Subtotal	2,966.0	(19.6)	440.2	49.5	—	3,436.1

Adjusted Operating profit (loss)	150.5	664.0	10.9	(152.0)	(28.8)	644.6

Adjusted Depreciation and amortization	316.4	34.2	70.1	18.0	—	438.7

Adjusted EBITDA	$466.9	$698.2	$81.0	$(134.0)	$(28.8)	$1,083.3

Operating profit margin, as reported	-51.5%	10.5%	-40.5%			-21.4%

Adjusted Operating profit margin	2.8%	10.2%	1.0%			4.9%

Adjusted EBITDA margin	8.5%	10.7%	7.6%			8.3%
*On December 30, 2019, we completed the acquisition of the remaining 50% of Technip Odebrecht PLSV CV. A $7.3 million gain recorded within restructuring and other charges in the Subsea segment during the year ended December 31, 2020.

	Year Ended
	December 31, 2019
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$5,523.0	$6,268.8	$1,617.3	$—	$—	$13,409.1

Operating profit (loss), as reported (pre-tax)	$(1,447.7)	$959.6	$(656.1)	$(393.4)	$(146.9)	$(1,684.5)

Charges and (credits):
Impairment and other charges	1,798.6	—	685.5	—	—	2,484.1
Restructuring and other charges	(46.4)	17.0	39.8	26.6	—	37.0
Business combination transaction and integration costs	—	—	—	31.2	—	31.2
Separation costs	—	—	—	72.1	—	72.1
Reorganization	—	25.3	—	—	—	25.3
Legal provision, net	—	—	—	54.6	—	54.6
Purchase price accounting adjustments	34.0	—	—	—	—	34.0
Subtotal	1,786.2	42.3	725.3	184.5	—	2,738.3

Adjusted Operating profit (loss)	338.5	1,001.9	69.2	(208.9)	(146.9)	1,053.8

Adjusted Depreciation and amortization	311.6	38.7	107.9	17.4	—	475.6

Adjusted EBITDA	$650.1	$1,040.6	$177.1	$(191.5)	$(146.9)	$1,529.4

Operating profit margin, as reported	-26.2%	15.3%	-40.6%			-12.6%

Adjusted Operating profit margin	6.1%	16.0%	4.3%			7.9%

Adjusted EBITDA margin	11.8%	16.6%	11.0%			11.4%

TechnipFMC.com	Page 28 of 30

Exhibit 12
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Cash and cash equivalents	$4,807.8	$4,244.0	$4,809.5	$4,999.4	$5,190.2
Short-term debt and current portion of long-term debt	(636.2)	(612.2)	(524.1)	(586.7)	(495.4)
Long-term debt, less current portion	(3,317.7)	(3,248.0)	(3,982.9)	(3,823.9)	(3,980.0)
Net cash	$853.9	$383.8	$302.5	$588.8	$714.8

Net (debt) cash, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 29 of 30

Exhibit 13
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended	Year Ended
	December 31,	December 31,
	2020	2020
Cash provided by operating activities	$554.8	$656.9
Capital expenditures	(41.0)	(291.8)
Free cash flow	$513.8	$365.1

Free cash flow, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe, free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 30 of 30